Exhibit 19.1

 Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report

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  Collection Period                                                                                                       May, 2002
  Distribution Date                                                                                                         6/17/02
  Transaction Month                                                                                                               5

  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                            Dollar Amount       # of Contracts
  Original Portfolio:                  $5,999,999,848.25              367,333
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $725,000,000.00         1.820%                  October 15, 2002
   Class A-2 A Notes                                                550,000,000.00         2.390%                      May 15, 2004
   Class A-2 B Notes                                              1,550,000,000.00         1.841%                      May 15, 2004
   Class A-3 A Notes                                                325,000,000.00         3.620%                  January 15, 2006
   Class A-3 B Notes                                              1,740,000,000.00         1.861%                  January 15, 2006
   Class A-4 Notes                                                  606,480,000.00         4.360%                September 15, 2006
   Class B Notes                                                    173,570,000.00         4.790%                 November 15, 2006
   Class C Notes                                                    115,716,000.00         5.430%                  January 15, 2007
   Class D Certificates                                             115,716,000.00         6.000%                     June 15, 2008
                                                                    --------------
      Total                                                      $5,901,482,000.00


  II. COLLECTIONS
  ---------------

  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $25,613,264.51                $9,486.76          $25,622,751.27
  Repurchased Loan Proceeds Related to Interest                          34,551.99                     0.00               34,551.99
                                                                         ---------                     ----               ---------
      Total                                                         $25,647,816.50                $9,486.76          $25,657,303.26

  Servicer Advances:
  Principal Advances                                                         $0.00               $15,603.73              $15,603.73
  Interest Advances                                                   4,992,396.11                 1,042.91            4,993,439.02
                                                                      ------------                 --------            ------------
      Total                                                          $4,992,396.11               $16,646.64           $5,009,042.75

  Principal:
  Principal Collections                                            $118,513,760.88              $375,010.28         $118,888,771.16
  Prepayments in Full                                                56,793,292.15                67,997.39           56,861,289.54
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                      2,776,599.72                     0.00            2,776,599.72
  Payahead Draws                                                              0.00                18,516.04               18,516.04
                                                                              ----                ---------               ---------
      Total                                                        $178,083,652.75              $461,523.71         $178,545,176.46

  Liquidation Proceeds                                                                                                $2,121,024.44
  Recoveries from Prior Month Charge-Offs                                                                                 54,974.78
                                                                                                                          ---------
      Total Principal Collections                                                                                   $180,721,175.68

  Principal Losses for Collection Period                                                                              $4,302,410.60
  Total Regular Principal Reduction                                                                                 $182,863,190.79

  Total Collections                                                                                                 $211,387,521.69

  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                 $211,387,521.69
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
  Net Swap Receipt                                                                                                             0.00
                                                                                                                               ----
      Total                                                                                                         $211,387,521.69



                                                          Page 1

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  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                       May, 2002
  Distribution Date                                                                                                         6/17/02
  Transaction Month                                                                                                               5

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $4,394,931.92        $4,394,931.92                $0.00
   Amount per $1,000 of Original Balance               0.74                 0.74                 0.00

Net Swap Payment                              $2,312,020.48

                                                                                                                          Change in
  Noteholders Interest:                Amount Due         Amount Paid            Shortfall Carryover Shortfall  Carryover Shortfall
   Class A1 Notes                            $0.00                $0.00               $0.00                $0.00               $0.00
   Class A2 A Notes                   1,067,823.35         1,067,823.35                0.00                 0.00                0.00
   Class A2 B Notes                   2,686,983.10         2,686,983.10                0.00                 0.00                0.00
   Class A3 A Notes                     980,416.67           980,416.67                0.00                 0.00                0.00
   Class A3 B Notes                   3,126,200.00         3,126,200.00                0.00                 0.00                0.00
   Class A4 Notes                     2,203,544.00         2,203,544.00                0.00                 0.00                0.00
   Class B Notes                        692,833.58           692,833.58                0.00                 0.00                0.00
   Class C Notes                        523,614.90           523,614.90                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                         $11,281,415.60       $11,281,415.60               $0.00                $0.00               $0.00

  Certificateholders Interest:
   Class D Certificates                $578,580.00          $578,580.00               $0.00                $0.00               $0.00
                                       -----------          -----------               -----                -----               -----

  Total Note and Cert. Interest:    $11,859,995.60       $11,859,995.60               $0.00                $0.00               $0.00

  Total Available for Principal Distribution    $192,820,573.69

  Principal Distribution Amounts
   First Priority Distribution Amount                $0.00
   Second Priority Distribution Amount                0.00
   Third Priority Distribution Amount        90,158,306.42
   Regular Principal Distribution Amount    136,626,528.23
                                            --------------
      Principal Distribution Amount        $226,784,834.65

  Noteholder Principal Distributions:
   Class A1 Notes                                                 $0.00
   Class A2 A Notes                                       50,500,626.44
   Class A2 B Notes                                      142,319,947.25
   Class A3 A Notes                                                0.00
   Class A3 B Notes                                                0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                         $192,820,573.69

  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00
                                                                  -----

  Total Note and Certificate Principal Paid:            $192,820,573.69

  Collections Released to Servicer                                $0.00

  Total Available for Distribution         $211,387,521.69
  Total Distribution (incl. Servicing Fee) $211,387,521.69


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  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                       May, 2002
  Distribution Date                                                                                                         6/17/02
  Transaction Month                                                                                                               5

  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                           Principal                Interest                  Total
                                                        Distribution            Distribution            Distribution
  Class A1 Notes                                                $0.00                   $0.00                    $0.00
  Class A2 A Notes                                              91.82                    1.94                    93.76
  Class A2 B Notes                                              91.82                    1.73                    93.55
  Class A3 A Notes                                               0.00                    3.02                     3.02
  Class A3 B Notes                                               0.00                    1.80                     1.80
  Class A4 Notes                                                 0.00                    3.63                     3.63
  Class B Notes                                                  0.00                    3.99                     3.99
  Class C Notes                                                  0.00                    4.53                     4.53
                                                                 ----                    ----                     ----
      Total Notes                                              $33.33                   $1.95                   $35.28

  Class D Certificates                                          $0.00                   $5.00                    $5.00
                                                                -----                   -----                    -----
  Total Notes and Certificates:                                $32.67                   $2.01                   $34.68

  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                 Beginning of Period                                 End of Period
                                                    Balance       Pool Factor                       Balance        Pool Factor
  Aggregate Balance of Notes               $5,007,867,431.90       0.8655496                $4,815,046,858.21       0.8322229
  Class A1 Notes                                        0.00       0.0000000                             0.00       0.0000000
  Class A2 A Notes                            536,145,613.12       0.9748102                   485,644,986.68       0.8829909
  Class A2 B Notes                          1,510,955,818.78       0.9748102                 1,368,635,871.53       0.8829909
  Class A3 A Notes                            325,000,000.00       1.0000000                   325,000,000.00       1.0000000
  Class A3 B Notes                          1,740,000,000.00       1.0000000                 1,740,000,000.00       1.0000000
  Class A4 Notes                              606,480,000.00       1.0000000                   606,480,000.00       1.0000000
  Class B Notes                               173,570,000.00       1.0000000                   173,570,000.00       1.0000000
  Class C Notes                               115,716,000.00       1.0000000                   115,716,000.00       1.0000000
  Class D Certificates                        115,716,000.00       1.0000000                   115,716,000.00       1.0000000
                                              --------------       ---------                   --------------       ---------
     Total                                 $5,123,583,431.90       0.8681859                $4,930,762,858.21       0.8355126

  Portfolio Information
  Weighted Average Coupon (WAC)                         6.95%                                           6.96%
  Weighted Average Remaining Maturity (WAM)             47.32                                           46.53
  Remaining Number of Receivables                     343,877                                         336,199
  Portfolio Receivable Balance              $5,273,918,307.11                               $5,091,052,747.07

  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                     $20,910,528.23
  Specified Credit Enhancement Amount                                                                        $50,910,527.47
  Yield Supplement Overcollateralization Amount                                                             $173,343,621.59
  Target Level of Overcollateralization                                                                     $194,254,149.82

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $29,999,999.24
  Specified Reserve Account Balance                                                                           29,999,999.24
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             29,999,999.24
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $29,999,999.24
  Change in Reserve Account Balance                                                                                   $0.00

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  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                       May, 2002
  Distribution Date                                                                                                         6/17/02
  Transaction Month                                                                                                               5


  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                $2,121,024.44
  Recoveries from Prior Month Charge-Offs                                                                                $54,974.78
  Total Principal Losses for Collection Period                                                                        $4,302,410.60
  Charge-off Rate for Collection Period (annualized)                                                                          0.48%
  Cumulative Net Losses for all Periods                                                                               $4,928,257.20


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         3,245                $49,528,454.06
  61-90 Days Delinquent                                                                           421                 $6,718,172.88
  91-120 Days Delinquent                                                                          147                 $2,495,554.35
  Over 120 Days Delinquent                                                                         77                 $1,382,405.08

  Repossesion Inventory                                                                           371                 $6,208,682.49


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.1611%
  Preceding Collection Period                                                                                               0.3423%
  Current Collection Period                                                                                                 0.4924%
  Three Month Average                                                                                                       0.3319%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:
  Second Preceding Collection Period                                                                                        0.1362%
  Preceding Collection Period                                                                                               0.1663%
  Current Collection Period                                                                                                 0.1919%
  Three Month Average                                                                                                       0.1648%



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  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                       May, 2002
  Distribution Date                                                                                                         6/17/02
  Transaction Month                                                                                                               5

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                          $11,544,900.57                    $76,842.99
  New Advances                                                                           4,944,134.93                     16,640.57
  Servicer Advance Recoveries                                                            4,225,295.02                     27,243.69
                                                                                         ------------                     ---------
  Ending Servicer Advances                                                             $12,263,740.48                    $66,239.87

  Current Month Interest Advances for Prepaid Loans                                        $48,261.18                         $6.07

  Payahead Account
  Beginning Payahead Account Balance                                                                                     $63,121.84
  Additional Payaheads                                                                                                    75,951.28
  Payahead Draws                                                                                                          87,200.20
                                                                                                                          ---------
  Ending Payahead Account Balance                                                                                        $51,872.92




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